UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

Coinmach Service Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32359	20-0809839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Sunnyside Boulevard, Suite 70, Plainview, New York		11803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(516) 349-8555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 19, 2007, Coinmach Service Corp., a Delaware corporation (AMEX: "DRY", "DRA") (the "Company") issued a press release announcing that its board of directors has established Friday, October 12, 2007 as the record date for determination of stockholders entitled to receive notice of, to vote at, and to attend a special meeting of the stockholders to be held on Friday, November 9, 2007 to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 14, 2007, by and among the Company, Spin Holdco Inc. and Spin Acquisition Co., a wholly-owned subsidiary of Spin Holdco, pursuant to which Spin Acquisition will merge with and into the Company, with the Company being the surviving corporation. The Company also announced that it mailed definitive proxy materials to its stockholders on Friday, October 19, 2007.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated October 19, 2007, issued by Coinmach Service Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.

October 19, 2007	By:	Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer, Senior Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 19, 2007, issued by Coinmach Service Corp.